UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CASTLE BRANDS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CASTLE BRANDS INC.
122 East 42nd Street, Suite 4700
New York, New York 10168
NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 5, 2014

Castle Brands Inc. will hold its 2013 annual meeting of shareholders at the offices of Ladenburg Thalmann & Co. Inc., located at 570 Lexington Avenue, 11th Floor, New York, New York 10022, on March 5, 2014 at 10:00 a.m., for the following purposes, as further described in the attached proxy statement:

1.	To elect twelve directors to our board of directors;
2.	To approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 225,000,000 shares to 300,000,000 shares;
3.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2014;
4.	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as the “say on pay” vote;
5.	To hold an advisory vote on the frequency of holding the say on pay vote in the future; and
6.	To transact any other business properly presented at the meeting and at any postponements or adjournments.

You may vote at the meeting and at any adjournment or postponement if you were a record owner of our common stock or 10% Series A Convertible Preferred Stock at the close of business on January 22, 2014.

Your vote is important. Whether or not you plan to attend the 2013 annual meeting, we encourage you to read the attached proxy statement and promptly vote your shares using the enclosed proxy card. Please sign and date the accompanying proxy card and mail it in the enclosed addressed, postage-prepaid envelope. You may also vote your shares over the Internet or by telephone by following the voting instructions on the proxy card. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors

/s/ Richard J. Lampen,
President and Chief Executive Officer

New York, New York

January 31, 2014

i

CASTLE BRANDS INC.

PROXY STATEMENT

Our board of directors is soliciting proxies for the 2013 annual meeting of shareholders to be held on March 5, 2014. This proxy statement and the enclosed form of proxy contain important information for you to consider in deciding how to vote on the matters brought before the meeting.

We first sent this proxy statement to shareholders on or about February 3, 2014. Our board of directors set January 22, 2014 as the record date for the meeting. Shareholders of record who owned our stock at the close of business on that date may vote and attend the meeting. As of the record date, we had issued and outstanding 116,009,015 shares of common stock, par value $0.01 per share, which we refer to as common stock, and 6,271.4764 shares of 10% Series A Convertible Preferred Stock, par value $0.01 per share, which we refer to as Series A preferred stock. Each holder of our common stock is entitled to one vote for each share of common stock held on the record date and each holder of Series A preferred stock is entitled to one vote for each share of common stock issuable upon conversion of such Series A preferred stock held on the record date, or 3,290 votes for each share of Series A preferred stock.

What matters am I voting on?

You will be voting on:

•	the election of twelve directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;
•	the approval of an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 225,000,000 shares to 300,000,000 shares;
•	the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2014;
•	the approval, on an advisory basis, of the compensation of our named executive officers;
•	the approval, on an advisory basis, of the frequency of holding the say on pay vote in the future; and
•	any other business that may properly come before the meeting.

Who may vote?

Holders of our common stock and Series A preferred stock at the close of business on January 22, 2014, the record date, may vote at the meeting. On the record date, 116,009,015 shares of our common stock were issued and outstanding and 6,271.4764 shares of our Series A preferred stock were issued and outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date and each holder of our Series A preferred stock is entitled to one vote for each share of common stock issuable upon conversion of such Series A preferred stock as of the record date, or 3,290 votes for each share of Series A preferred stock.

When and where is the meeting?

We will hold the meeting on March 5, 2014, at 10:00 a.m. Eastern Time at the offices of Ladenburg Thalmann & Co. Inc., located at 570 Lexington Avenue, 11th Floor, New York, New York 10022.

If you need directions to the location of the meeting, please contact our Investor Relations Department by: (a) mail at Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168, (b) telephone at (646) 356-0200 or (c) e-mail at ir@castlebrandsinc.com.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. If you sign and return the proxy in accordance with the procedures described in this proxy statement, the persons designated as proxies by the board of directors will vote your shares at the meeting as specified in your proxy.

If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted:

•	FOR the election as directors of the nominees listed below under Proposal I.
•	FOR the approval of the amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 225,000,000 shares to 300,000,000 shares as described below under Proposal II.
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as described below under Proposal III.
•	FOR the approval, on an advisory basis, of holding the advisory vote on executive compensation every year as described below under Proposal IV.
•	FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2014 as described below under Proposal V.

If you give your proxy, the proxies named on the proxy card also will vote your shares in their discretion on any other matters properly brought before the meeting.

Can I change my vote after I voted?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our Corporate Secretary;
•	voting in person at the meeting; or
•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and Florida law. The presence, in person or by proxy, of outstanding shares of our common stock and Series A preferred stock representing a majority of all votes entitled to be cast at the meeting will constitute a quorum. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted on a particular matter, which is referred to as shareholder withholding. Similarly, a broker may not be permitted to vote stock held in street name on a particular matter absent instructions from the beneficial owner of the stock, which is referred to as a broker non-vote. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

How may I vote?

You may vote your shares by mail or by attending the meeting. You may also vote over the Internet or by telephone using one of the methods described in the proxy card. If you vote by Internet or telephone, please do not return the proxy card. If you vote by mail, date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal I – Election of twelve directors	Plurality of votes cast	No
Proposal II – Amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 225,000,000 shares to 300,000,000 shares	Majority of votes cast	No
Proposal III – Ratification of auditors for fiscal 2014	Majority of votes cast	Yes
Proposal IV – Advisory vote on executive compensation	Majority of votes cast	No
Proposal V – Advisory vote on the frequency of advisory votes on executive compensation	Majority of votes cast	No

On Proposal I, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from who you WITHHOLD your vote. The twelve nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD as to the election of one or more directors will not be voted with respect to the director or directors indicated.

On Proposals II, III, IV and V, you may vote FOR, AGAINST or ABSTAIN.

Broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming a quorum is obtained, as shares subject to a broker non-vote will not be considered entitled to vote with respect to any of the Proposals. Abstentions will not affect the outcome of any matter being voted on at the meeting, assuming a quorum is obtained, because approval of a percentage of shares present or outstanding is not required for Proposals I, II, III, IV or V.

Are there any rules regarding admission to the meeting?

Yes. You are entitled to attend the meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and
•	You were, or are validly acting for, a shareholder of record on the record date by:
º	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;
º	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or
º	reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

If you do not have a valid picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of voting stock on January 22, 2014, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement as your proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above.

What is the “householding” of annual disclosure documents?

The Securities and Exchange Commission, which we refer to as the SEC, has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more shareholders reside if we believe that the shareholders are members of the same family. This rule benefits both shareholders and us by reducing the volume of duplicate information received and our expenses. Each shareholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, or if you share an address with another shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our Investor Relations Department by: (a) mail at Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168, (b) telephone at (646) 356-0200 or (c) e-mail at ir@castlebrandsinc.com.

Our 2013 annual report, including financial statements for the fiscal year ended March 31, 2013, accompany the proxy solicitation materials. The annual report, however, is not part of the proxy solicitation materials.

Share Ownership

The table below shows the number of shares of our common stock and Series A preferred stock beneficially owned as of January 6, 2014 by (i) those persons or groups known by us to beneficially own more than 5% of our common stock or Series A preferred stock, (ii) each of our directors and director nominee, (iii) each of our executive officers named in the “Summary Compensation Table” below, who we refer to as named executive officers, and (iv) all directors, director nominees and executive officers as a group. The number of shares beneficially owned by each individual or group is based upon information in documents filed with the SEC, other publicly available information or information available to us. Percentage ownership information is based on 113,359,382 shares of our common stock and 6,271.4764 shares of our Series A preferred stock issued and outstanding as of January 6, 2014.

Shares of our common stock issuable upon the exercise of options or warrants that are presently exercisable or exercisable within 60 days of January 6, 2014 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

	Beneficial ownership of our common stock
Name and Address of Beneficial Owner	Number of Shares	Percent
Common Stock:
Phillip Frost, M.D. and related entities(1) 4400 Biscayne Blvd., Suite 1500 Miami, FL 33137	52,027,070	39.4%
Vector Group Ltd.(2) 4400 Biscayne Blvd., 10th Floor Miami, FL 33137	12,778,947	11.1%
Pallini S.p.A.(3) via Tiburtina, 1314 00131 Roma, Italy	8,571,432	7.6%
Lafferty Limited(4) c/o Mr. Gordon R. Snelling Azure Ltd. P.O. Box 134, Town Mills, Trinity Square St. Peter Port, Guernsey, Channel Islands	7,000,598	6.1%
Mark Andrews(5)	5,174,806	4.5%
John Beaudette(6)	135,746	*
Henry C. Beinstein(7)	260,000	*

	Beneficial ownership of our common stock
Name and Address of Beneficial Owner	Number of Shares	Percent
Harvey P. Eisen(8)	160,000	*
John S. Glover(9)	957,389	*
Glenn L. Halpryn(10)	4,344,224	3.6%
Richard J. Lampen(11)	3,472,443	3.0%
Micaela Pallini(12)	180,000	*
Steven D. Rubin(13)	161,000	*
Dennis Scholl(14)	4,099,273	3.6%
T. Kelley Spillane(15)	508,891	*
Mark Zeitchick	—	*
Sergio Zyman	2,100	*
All directors and executive officers as a group (16 persons)(16)	72,425,260	52.2%

*	Less than 1 percent.
(1)	Includes 180,000 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014. Also includes 9,370,790 shares of common stock held by Frost Nevada Investments Trust. Frost-Nevada Limited Partnership is the sole and exclusive beneficiary of Frost Nevada Investments Trust. Dr. Frost is one of five limited partners of Frost-Nevada Limited Partnership and the sole shareholder of Frost-Nevada Corporation, which is the sole general partner of Frost Nevada Limited Partnership. Dr. Frost disclaims beneficial ownership of the shares underlying the warrants and the shares held by the Frost Nevada Investments Trust, except to the extent of his pecuniary interest. Also includes (i) 23,490,897 shares of common stock held by Frost Gamma Investments Trust, of which Dr. Frost is the trustee, (ii) 11,293,304 shares of common stock issuable upon conversion of 3,433.1644 shares of Series A preferred stock held by the Frost Gamma Investments Trust, (iii) 5,646,654 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014 held by the Frost Gamma Investments Trust, (iv) 890,092 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum, and (v) 555,556 shares of common stock issuable upon conversion of $500,000 aggregate principal amount of convertible notes held by the Frost Gamma Investments Trust. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.
(2)	Includes (i) 715,592 shares of common stock issuable upon conversion of 217.5397 shares of Series A preferred stock, (ii) 357,796 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014, (iii) 54,761 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum, and (iv) 222,222 shares of common stock issuable upon conversion of $200,000 aggregate principal amount of convertible notes. Excludes (i) 3,472,443 shares of common stock beneficially owned by Richard J. Lampen, the executive vice president of Vector Group Ltd., and a director and the president and chief executive officer of our company, and (ii) 260,000 shares of common stock beneficially owned by Henry C. Beinstein, a director of our company, who is also a director of Vector Group.
(3)	This information has been derived from a Schedule 13D filed with the SEC on October 23, 2008. Excludes 214,412 shares of common stock owned by Virgilio Pallini, an officer and director of, and holder of shareholder voting rights in, Pallini S.p.A., as to which Pallini S.p.A. disclaims beneficial ownership pursuant to Rule 13d-4.
(4)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 27, 2011. Includes (i) 330,336 shares of common stock issuable upon conversion of 100.4219 shares of Series A preferred stock, (ii) 165,168 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014 and (iii) 25,279 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum. Azure Limited, as the sole director of Lafferty Limited, determines the manner in which the securities held by Lafferty Limited are voted and disposed of by Lafferty Limited.
(5)	Includes 1,183,079 shares of common stock held by Knappogue Corp. Knappogue Corp. is controlled by Mr. Andrews and his family. Mr. Andrews disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Includes (i) 1,017,080 shares of common stock issuable upon conversion of 309.1918 shares of Series A preferred stock, (ii) 508,540 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014, (iii) 82,144 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum, and (iv) 55,556 shares of common stock issuable upon conversion of $50,000 aggregate principal amount of convertible notes. Also includes 506,250 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014 and 1,717,758 shares of common stock held jointly by Mr. Andrews and his wife.
(6)	Includes 24,246 shares of common stock held by BPW Holdings LLC, an entity of which Mr. Beaudette is a principal shareholder. Mr. Beaudette disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 111,500 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014.
(7)	Includes 160,000 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014. Excludes shares of common stock beneficially owned by Vector Group Ltd., of which Mr. Beinstein serves as a director.
(8)	Includes 160,000 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014.
(9)	Includes 481,650 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014 and 214,286 shares of restricted stock vesting within 60 days of January 6, 2014. Also includes (i) 164,474 shares of common stock issuable upon conversion of 50.0000 shares of Series A preferred stock, (ii) 82,237 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014 and (iii) 14,742 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum.
(10)	Includes 2,857,144 shares of common stock held by Halpryn Group IV, LLC, of which Mr. Halpryn is a member. Mr. Halpryn disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Also includes (i) 688,132 shares of common stock issuable upon conversion of 209.1918 shares of Series A preferred stock, (ii) 344,066 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014, (iii) 52,569 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum, and (iv) 222,222 shares of common stock issuable upon conversion of $200,000 aggregate principal amount of convertible notes. Includes 180,000 shares of common stock issuable upon exercise of options held by Mr. Halpryn exercisable within 60 days of January 6, 2014.
(11)	Includes 1,675,000 shares of common stock issuable upon exercise of options held by Mr. Lampen exercisable within 60 days of January 6, 2014. Also includes (i) 852,606 shares of common stock issuable upon conversion of 259.1918 shares of Series A preferred stock, (ii) 426,303 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014, (iii) 67,402 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum, and (iv) 55,556 shares of common stock issuable upon conversion of $50,000 aggregate principal amount of convertible notes held by Mr. Lampen’s wife. Excludes shares of common stock beneficially owned by Vector Group Ltd., of which Mr. Lampen serves as an executive officer.
(12)	Includes 180,000 shares of common stock issuable upon exercise of options held by Ms. Pallini exercisable within 60 days of January 6, 2014. Excludes (i) 8,571,432 shares of common stock held by Pallini S.p.A., of which Ms. Pallini is an officer, and (ii) 214,412 shares of common stock owned by Virgilio Pallini, Ms. Pallini’s father, as to which she disclaims beneficial ownership pursuant to Rule 13d-4.

(13)	Includes 160,000 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014.
(14)	Includes (i) 353,139 shares of common stock issuable upon conversion of 107.3540 shares of Series A preferred stock, (ii) 176,570 shares of common stock issuable upon exercise of warrants exercisable within 60 days of January 6, 2014, (iii) 27,024 shares of common stock accrued as stock dividends on the Series A preferred stock as of January 6, 2014, issuable upon its conversion or a liquidation, which dividends accrue at the rate of 10% per annum, and (iv) 111,111 shares of common stock issuable upon conversion of $100,000 aggregate principal amount of convertible notes. Includes 160,000 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014.
(15)	Includes (i) 265,328 shares of common stock issuable upon exercise of options exercisable within 60 days of January 6, 2014 and (ii) 214,286 shares of restricted stock vesting within 60 days of January 6, 2014.
(16)	Includes (i) 4,407,328 shares of common stock issuable upon exercise of options and 7,192,594 shares of common stock issuable upon exercise of warrants, in each case exercisable within 60 days of January 6, 2014, and (ii) 578,572 shares of restricted stock vesting within 60 days of January 6, 2014.

	Beneficial ownership of our preferred stock
Name and Address of Beneficial Owner	Number of Shares	Percent
10% Series A Convertible Preferred Stock:
Phillip Frost, M.D. and related entities(1) 4400 Biscayne Blvd., Suite 1500 Miami, FL 33137	3,433	54.7%
SK Partners 485 Underhill Blvd., Suite 205 Syosset, NY 11791	500	8.0%

(1)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 27, 2011. Consists of 3,433.1644 shares of Series A preferred stock held by Frost Gamma Investments Trust, of which Dr. Frost is the trustee. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.

PROPOSAL I
ELECTION OF DIRECTORS

Twelve directors will be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected or their earlier death, resignation or removal. All of the nominees, except for Mr. Zeitchick, currently serve as directors.

The proxies solicited by our board of directors will be voted FOR the election of these nominees unless other instructions are specified. Our articles of incorporation do not provide for cumulative voting. Should any nominee become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board or the board may reduce the number of authorized directors. Information regarding each director nominee is set forth below.

Mark Andrews, 63, our chairman of the board, founded our predecessor company, Great Spirits Company LLC, in 1998 and served as its chairman of the board, president and chief executive officer from its inception until December 2003. Mr. Andrews has served as our chairman of the board since December 2003 and served as our president from December 2003 until November 2005. Mr. Andrews served as our chief executive officer from December 2003 until November 2008. Prior to founding our predecessor, Mr. Andrews founded American Exploration Company, a company engaged in the exploration and production of oil and natural gas, in 1980. He oversaw that company becoming publicly traded in 1983 and served as its chairman and chief executive officer until its merger with Louis Dreyfus Natural Gas Corp. in October 1997. He also serves as a life trustee of The New York Presbyterian Hospital in New York City. Mr. Andrews' pertinent experience, qualifications, attributes and skills include financial literacy and expertise, industry experience, managerial experience, and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

John F. Beaudette, 57, has served as a director of our company since January 2004. Since 1995, Mr. Beaudette has been president and chief executive officer of MHW Ltd., a national beverage alcohol import, distribution and service company located in Manhasset, New York. MHW provides U.S. import and distribution services to wineries, breweries, and distilleries throughout the world. From 1985 to 1994, Mr. Beaudette worked with PepsiCo Inc. and its affiliate company Monsieur Henri Wines in the distribution of StolichnayaTM Vodka and other wine and spirit brands. During this period, Mr. Beaudette held positions such as director of planning for PepsiCo Wines & Spirits Intl. and vice president of finance & chief financial officer of Monsieur Henri Wines Ltd. Prior to joining PepsiCo, Mr. Beaudette was manager of accounting for Somerset Importers Ltd., U.S. importers of TanquerayTM, Johnnie WalkerTM and other spirit brands. He currently sits on the board of directors of The National Association of Beverage Importers Inc. (NABI) in Washington DC and serves as vice chairman as well as chairman of the finance committee. Prior to entering the beverage alcohol industry in 1983, Mr. Beaudette worked for the Penn Central Corporation performing financial and operational reviews of subsidiaries throughout the U.S. in various industries including energy, technology and real estate. Mr. Beaudette's pertinent experience, qualifications, attributes and skills include industry expertise, managerial experience and the knowledge and experience he has attained through his service as a director of our corporation.

Henry C. Beinstein, 70, has served as a director of our company since January 2009. He has been a partner of Gagnon Securities, LLC, a broker-dealer and a FINRA member firm, since January 2005 and has been a money manager and an analyst and registered representative of such firm since August 2002. Mr. Beinstein has been a director of Vector Group Ltd., a New York Stock Exchange listed holding company, since March 2004. Vector Group is engaged principally in the tobacco business through its Liggett Group LLC subsidiary and in the real estate and investment business through its New Valley LLC subsidiary. New Valley owns more than 75% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area. He also served as a director of New Valley from March 1994 to December 2005. Since May 2001, Mr. Beinstein has served as a director of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg Thalmann & Co. Inc. He retired in August 2002 as the executive director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the managing director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing in November 1995. From April 1985 through October 1995, Mr. Beinstein was the executive director of Proskauer Rose LLP, a New York-based law firm.

Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and national director of finance and administration at Coopers & Lybrand. Mr. Beinstein’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience through his years at Coopers & Lybrand, Proskauer Rose LLP, Milbank, Tweed, Hadley & McCloy LLP and Schulte Roth & Zabel LLP, and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

Harvey P. Eisen, 71, has served as a director of our company since January 2009. Mr. Eisen has served as chairman of the board and chief executive officer of Wright Investors Service Holdings, Inc., (formerly National Patent Development Corporation) since June 2007 and also served as its president since July 2007. He has been a director of Wright Investors Service Holdings, Inc. since 2004. He has served as chairman and managing member of Bedford Oak Advisors, LLC, an investment partnership, since 1998. Prior thereto, Mr. Eisen served as senior vice president of Travelers, Inc. and of Primerica, each a financial services company, prior to its merger with Travelers in 1993. Mr. Eisen has over 30 years of asset management experience, is often consulted by the national media for his views on the investment marketplace, is frequently quoted in the financial media and also has appeared and currently appears regularly on such television networks. Mr. Eisen has also been a director of GP Strategies Corporation, a provider of customized training solutions, since 2002 and has served as its chairman of the board since 2005. Mr. Eisen’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Phillip Frost, M.D., 77, has served as a director of our company since October 2008 and previously served as a director of our company from September 2005 to August 2007. In March 2010, Dr. Frost was named chairman of the board of Teva Pharmaceutical Industries Ltd., a pharmaceutical company, and had previously served as vice chairman of the board of directors since January 2006. Since March 2007, he has served as chairman of the board and chief executive officer of OPKO Health, Inc., a multi-national biopharmaceutical and diagnostics company. Since July 2006, Dr. Frost has served as the chairman of the board of directors of Ladenburg Thalmann Financial Services Inc. Dr. Frost previously served as a director of Ladenburg Thalmann Financial Services Inc. from May 2001 until July 2002 and from March 2004 to June 2006. Dr. Frost also served as chairman of the board of directors of Prolor Biotech, Inc., a development stage biopharmaceutical company, from May 2007 until its merger with OPKO in August 2013. He also serves as chairman of Temple Emanu-El, as a member of the Florida Council of 100 and as a trustee for each of the University of Miami, the Miami Jewish Home for the Aged and the Mount Sinai Medical Center. From 1972 to 1990, Dr. Frost was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida. From 1972 to 1986, Dr. Frost was chairman of the board of directors of Key Pharmaceuticals, Inc., and from 1987 to January 2006, he served as chairman of the board of directors and chief executive officer of IVAX Corporation (until its merger with Teva Pharmaceutical Industries Ltd.). Dr. Frost previously served as a director for Northrop Grumman Corp., Continucare Corp (until its merger with Metropolitan Health Networks, Inc.) and Cellular Technical Services Company, Inc. (now SafeStitch Medical, Inc.), as chairman of Ideation Acquisition Corp. (now Tiger Media Inc.) and as governor and co-vice-chairman of the American Stock Exchange (now NYSE MKT). Dr. Frost’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Glenn L. Halpryn, 53, has served as a director of our company since October 2008. Mr. Halpryn has served as chief executive officer and a director of Transworld Investment Corporation (“TIC”), a private investment company, since June 2001. Mr. Halpryn served as a director of Sorrento Therapeutics, Inc. (formerly QuikByte Software, Inc.), a biopharmaceutical company, from July 2008 until September 2012 and served as chairman of the board from April 2011 until September 2012. Mr. Halpryn previously served as the chairman of the board, chief executive officer and president of QuikByte Software from July 2008 until August 2009. From April 2010 until October 2011, Mr. Halpryn served as a Director of CDSI Holdings, Inc., a public company seeking new business opportunities. From September 2008 until May 2010, Mr. Halpryn served as a director of Winston Pharmaceuticals, Inc. (formerly Getting Ready Corporation), a publicly held corporation specializing in the manufacture of skin creams and prescription medication for the treatment of pain management and Mr. Halpryn served as the chairman of the board and chief executive officer of Getting Ready from December 2006 until its September 2008 merger with Winston. From December 2008 until June 2011, Mr. Halpryn served as a director of SearchMedia Holdings Limited (now Tiger Media, Inc.), a China-based outdoor billboard advertising company. Mr. Halpryn served as the chairman of the board, chief executive officer and president of clickNsettle.com, Inc., a public company seeking new business opportunities, from October 2007 until September 2008. Mr. Halpryn was the president and secretary and a director of Longfoot Communications Corp., a public company seeking new business opportunities, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Since May 2010, Mr. Halpryn has served as a director of ChromaDex Corporation, which supplies phytochemical reference standards and reference materials, related contract services and products for the dietary supplement, nutraceutical, pharmaceutical and cosmetic markets. From October 2002 to September 2008, Mr. Halpryn served as a director of Ivax Diagnostics, Inc. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in numerous land acquisition and development projects with one of the largest home builders in the country. Also, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From June 1987 until April 2012, Mr. Halpryn was the president of and beneficial holder of stock of United Security Corporation, which was a FINRA-registered broker-dealer. Mr. Halpryn's pertinent experience, qualifications, attributes and skills include his managerial experience, financial literacy and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Richard J. Lampen, 60, has served as our president and chief executive officer and as a director of our company since October 2008. Mr. Lampen has served as executive vice president of Vector Group Ltd. since July 1996. From October 1995 to December 2005, Mr. Lampen served as the executive vice president and general counsel and a director of New Valley LLC, now a subsidiary of Vector Group Ltd. Since September 2006, he has served as president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg Thalmann & Co. Inc. Mr. Lampen has served as a director of Ladenburg Thalmann Financial Services Inc. since January 2002. Since January 1997, Mr. Lampen has served as a director of SG Blocks, Inc. (formerly CDSI Holdings Inc.), and from November 1998 until November 2011 served as its president and chief executive officer. Mr. Lampen’s pertinent experience, qualifications, attributes and skills include his knowledge and experience in our company attained through his service as a director of our company and as president and chief executive officer since 2008, his managerial experience and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Micaela Pallini, Ph.D., 44, has served as a director of our company since October 2008. Ms. Pallini has served since May 1997 as a director and the head of production of Pallini S.p.A. (formerly known as I.L.A.R. S.p.A.), a producer of alcoholic beverages located in Rome, Italy and a supplier to our company under an exclusive marketing agreement. Ms. Pallini is also a member of the board of directors of Unindustria, the association of industrial entrepreneurs of Rome, Frosinone, Viterbo and Rieti and President of the Food Division of Unindustria; a member of the board of directors and the audit committee of Federvini, the national association of Italian wine, spirit and liqueur providers; and a Vice President of D52, a national association for the promotion of women in business in Italy. Ms. Pallini was engaged in research activities before assuming her position with Pallini S.p.A. Ms. Pallini's pertinent experience, qualifications, attributes and skills include her industry experience, managerial experience and the knowledge and experience she has attained through her service as a director of our corporation.

Steven D. Rubin, 53, has served as a director of our company since January 2009. Mr. Rubin has served as executive vice president — administration since May 2007 and a director of OPKO Health, Inc. since February 2007. Mr. Rubin served as the senior vice president, general counsel and secretary of IVAX Corporation from August 2001 until its merger with Teva Pharmaceutical Industries Ltd. in September 2006. Mr. Rubin currently serves on the board of directors of Tiger Media Inc., Neovasc, Inc., a medical device company, Kidville, Inc., an operator of upscale learning and play facilities for children, Tiger X Medical, Inc., a former medical device company, and Non-Invasive Monitoring Systems, Inc., a medical device company. Mr. Rubin previously served as a director of Dreams, Inc., a sports licensing and products company, Safestitch Medical, Inc., a medical device company, and PROLOR Biotech, Inc., a developmental stage biopharmaceutical company, Mr. Rubin's pertinent experience, qualifications, attributes and skills include financial literacy and expertise, legal experience, managerial experience, and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Dennis Scholl, 58, has served as a director of our company since September 2009. From September 2003 to September 2009, Mr. Scholl has served as co-founder and managing member of Betts & Scholl, LLC, which developed the Betts & Scholl wine brand. We acquired the assets of Betts & Scholl in September 2009. Since February 2009, Mr. Scholl has served as Vice President/Arts of the John S. and James L. Knight Foundation, a charitable foundation. Since September 1987, Mr. Scholl has been founder and vice president of Morada Ventures, a firm engaged in real estate development and venture capital investment in the technology and pharmaceutical industries. Mr. Scholl’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and industry experience.

Mark Zeitchick, 48, a director nominee, has been executive vice president of Ladenburg Thalmann Financial Services Inc. since September 2006 and has served as a director of Ladenburg Thalmann Financial Services Inc. since 1999. From August 1999 until December 2003, Mr. Zeitchick served as an executive vice president of Ladenburg Thalmann Financial Services Inc. and from September 2006 until December 2011, Mr. Zeitchick served as president and chief executive officer of Ladenburg Thalmann & Co. Inc. Mr. Zeitchick has been a registered representative with Ladenburg Thalmann & Co. Inc. since March 2001. Mr. Zeitchick's pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained through his service as a director and officer of a publicly-traded corporation.

Sergio Zyman, 68, has served as a director of our company since May 2013. Mr. Zyman has served as President of Sergio Zyman & Company, a marketing consulting firm, since April 2008. In 1999, Mr. Zyman founded Zyman Group, a marketing consulting firm, and served as its chairman from 1999 until April 2008. From 1993 until 1998, Mr. Zyman served as the chief marketing officer of The Coca Cola Company, where he was also employed from 1979 until 1990. From October 2012 until October 2013 and from January 2012 until October 2013, Mr. Zyman served as chief executive officer and a director, respectively, of Usell.com, Inc., a publicly-traded technology company focused on creating an online marketplace for selling small consumer electronics. From June 2009 until March 2010, Mr. Zyman served as a director of Tropicana Las Vegas Hotel & Casino, Inc., a publicly-traded company that owns and operates the Tropicana Las Vegas hotel and casino. Mr. Zyman's pertinent experience, qualifications, attributes and skills include his marketing experience and the knowledge and experience he has attained through his service as a director and officer of publicly-traded corporations.

Vote Required

The vote required to approve the proposal to elect the twelve nominees listed above to serve as members of our board of directors is the affirmative vote of a plurality of the votes cast at the meeting with respect to the proposal.

Our board of directors recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, all proxies will be voted FOR the election of each of the nominees named above.

Executive Officers

Our executive officers serve until the appointment and qualification of their successors or until their earlier death, resignation or removal by our board of directors. The following table lists the name, age and position of our executive officers:

Name	Age	Position
Richard J. Lampen	60	President and Chief Executive Officer
John S. Glover	59	Chief Operating Officer
T. Kelley Spillane	50	Senior Vice President – Global Sales
Alejandra Pena	46	Senior Vice President – Marketing
Alfred J. Small	44	Senior Vice President, Chief Financial Officer, Secretary & Treasurer

Listed below are biographical descriptions of our current executive officers. For Mr. Lampen’s information, see the description under “Election of Directors” above.

John S. Glover, our chief operating officer, joined us in February 2008. From February 2008 to October 2008, Mr. Glover served as our senior vice president — marketing. From June 2006 to February 2008, Mr. Glover served as senior vice president — commercial management of Remy Cointreau USA. From January 2001 to June 2006, Mr. Glover served in various management positions at Remy Cointreau in the United States and France. From January 1999 to January 2001, he was a managing director and chief marketing officer for Bols Royal Distilleries in the Netherlands.

T. Kelley Spillane, our senior vice president — global sales, joined us in April 2000. From April 2000 to December 2003, Mr. Spillane served as vice president — sales of Great Spirits Company, and was appointed executive vice president — U.S. sales in December 2003. Prior to joining us, Mr. Spillane worked at Carillon Importers Limited, a division of Grand Metropolitan PLC. Carillon developed and launched Absolut Vodka and Bombay Sapphire Gin. At Carillon, Mr. Spillane served as assistant manager for its control states and duty free divisions and was promoted to director of special accounts, focusing on expanding sales in national accounts.

Alejandra Pena, our senior vice president — marketing, joined us in September 2010. Prior to joining Castle Brands, Ms. Pena most recently served as a marketing vice president for liqueurs and spirits for Remy Cointreau USA, where she was responsible for the marketing of Cointreau Liqueur and Mount Gay Rum, in addition to other brands. Earlier in her career, she was employed with Banfi and served as a marketing director of Italian Estate Wines. Ms. Pena started her career as a strategic consultant and is fluent in English, Spanish and Italian.

Alfred J. Small, our senior vice president, chief financial officer, secretary and treasurer joined us in October 2004. Mr. Small has served as our chief financial officer and treasurer since November 2007 and as our secretary since January 2009. He previously served as our vice president-controller since March 2007 and our principal accounting officer since October 2006. From February 1999 until October 2004, Mr. Small served in various accounting roles, including senior accountant, at Grodsky Caporrino & Kaufman, CPA PC. Mr. Small is a certified public accountant.

There are no family relationships among any of our directors and executive officers.

Corporate Governance Guidelines

Our board of directors has adopted a code of conduct, which applies to all of our directors, executive officers and employees. The code of conduct sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.

Our board of directors has also adopted a nominating and governance charter that sets forth (i) corporate governance principles intended to promote efficient, effective and transparent governance and (ii) procedures for the identification and selection of individuals qualified to become directors.

Among other matters, our nominating and governance charter and code of conduct set forth the following governing principles:

•	At least 50% of our directors should be “independent” as defined in the rules adopted by the SEC and the NYSE MKT.
•	To facilitate critical discussion, the independent directors are required to meet apart from other board members and management representatives.
•	Compensation of our non-employee directors should include equity-based compensation. Employee directors are not paid for their board service in addition to their regular employee compensation.
•	All directors, executive officers and employees must act at all times in accordance with the requirements of our code of conduct. This obligation includes adherence to our policies with respect to conflicts of interest; full, accurate and timely disclosure; compliance with securities laws; confidentiality of our information; protection and proper use of our assets; ethical conduct in business dealings; and respect for and compliance with applicable law. Any change to, or waiver of, the requirements of, the code of conduct with respect to any director, principal financial officer, principal accounting officer or persons performing similar functions may be granted only by the board of directors. Any such change or waiver will be promptly disclosed as required by applicable law or regulations.

Our code of conduct and our nominating and corporate governance charter are posted on our investor relations website at http:/investor.castlebrandsinc.com. We intend to post amendments to, or waivers from a provision of, our code of business conduct that apply to our principal executive officer, principal financial officer or persons performing similar functions on our web site.

Shareholder Nominations

There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

PROPOSAL II
APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
FROM 225,000,000 SHARES TO 300,000,000 SHARES

Background

Our board of directors has approved an amendment to our articles of incorporation, as amended, to increase the number of authorized shares of our common stock from 225,000,000 shares to 300,000,000 shares, as more fully described below, and recommended that such amendment be submitted to our shareholders for approval. We currently have authorized 225,000,000 shares of common stock, par value $0.01 per share, of which 113,359,382 shares were outstanding as of January 6, 2014. Also, we are required to reserve 11,091,540 shares of common stock for issuance under our 2003 Stock Incentive Plan, as amended, and our 2013 Incentive Compensation Plan, which we refer to collectively as our incentive plans, and 10,710,435 shares of common stock for issuance pursuant to outstanding warrants and options not issued under such plans. Also, as of January 6, 2014, 28,347,258 shares of common stock are reserved for issuance upon the conversion of our outstanding Series A preferred stock and related accrued common stock dividends and upon the conversion of our 5% convertible subordinated notes. Our board of directors believes it is in our best interest and the best interest of our shareholders to amend our articles of incorporation to increase the number of authorized shares of our common stock to 300,000,000 shares.

Purposes of the Amendment

The principal purpose of the proposed increase in the number of authorized shares of our common stock is to provide us greater flexibility with respect to our capital structure in the event that our board of directors determines that it is necessary or appropriate to issue shares of common stock in connection with future activities, including financings, other strategic transactions, mergers and acquisitions, stock dividends or splits, employee and director benefit plans and other corporate purposes. Our board of directors has determined that having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in our capitalization. Our board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes. Our board of directors does not presently intend to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment, unless otherwise required by applicable law or regulations. Opportunities frequently arise that require prompt action and our board of directors believes that the delay necessitated by seeking shareholder approval of a specific issuance could be to the detriment of our company and our shareholders.

Effects of the Increase in Authorized Common Stock

Our shareholders will not realize any dilution in their voting rights as a result of the increase in the number of authorized shares of common stock, but will experience dilution in their voting rights to the extent additional shares are issued. Issuance of significant numbers of additional shares of our common stock in the future (i) will dilute each shareholder’s percentage ownership and (ii) if such shares are issued at prices below what current shareholders paid for their shares, may dilute the value of current shareholders' shares. When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of our common stock currently authorized and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of our common stock voted in an election of directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. We have never paid cash dividends on our shares of common stock. In the event of our liquidation, dissolution or winding up, the holders of our shares of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Since holders of our common stock have no preemptive rights, shareholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued. Shares of authorized common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that a purchase or change in control of our company could occur. The issuance of additional common stock could have a deterrent effect on persons seeking to acquire control. Our board of directors also could, although it has no present intention of so doing, authorize the issuance of shares of common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or an amendment to our articles of incorporation would not receive the required shareholder approval. Accordingly, the power to issue additional shares of common stock could enable our board of directors to make it more difficult to replace incumbent directors or to accomplish business combinations opposed by the incumbent board.

The Amendment

If this amendment to our articles of incorporation is approved by our shareholders, we will file an amendment to our articles of incorporation with the Florida Department of State as soon as practicable in order for the amendment to become effective. Our board of directors reserves the right, notwithstanding shareholder approval of this proposal and without further action by our shareholders, not to proceed with the amendment at any time before the effective date of the amendment to our articles of incorporation.

The first sentence of Article IV of our articles of incorporation currently provides as follows:

“The Corporation shall be authorized to issue Two Hundred Fifty Million (250,000,000) shares of capital stock, of which (i) Two Hundred Twenty-Five Million (225,000,000) shares shall be common stock, par value $.01 per share (the “Common Stock”), and (ii) Twenty-Five Million (25,000,000) shares shall be preferred stock, par value $.01 per share (the “Preferred Stock”).”

Our board of directors has approved the following amendment to Article IV, subject to approval of such amendment by the holders of our common stock in accordance with the required vote as set forth below. If this Proposal II is approved, we will subsequently file articles of amendment to our articles of incorporation providing that the first sentence of Article IV, set forth above, will be deleted in its entirety and replaced by the following:

“The Corporation shall be authorized to issue Three Hundred and Twenty-Five Million (325,000,000) shares of capital stock, of which (i) Three Hundred Million (300,000,000) shares shall be common stock, par value $.01 per share (the “Common Stock”), and (ii) Twenty-Five Million (25,000,000) shares shall be preferred stock, par value $.01 per share (the “Preferred Stock”).”

Dissenters Rights

Neither Florida law nor our articles of incorporation, as amended, or bylaws provides our shareholders with rights of appraisal or similar rights of dissenters with respect to this proposed amendment.

Vote Required

The vote required to approve the proposal to increase our authorized shares of common stock to 300,000,000 shares is the affirmative vote of a majority of the votes cast at the meeting with respect to the proposal.

Our board of directors recommends that you vote FOR Proposal II, the amendment to our articles of incorporation to increase the number of authorized shares of common stock from 225,000,000 shares to 300,000,000 shares.

PROPOSAL III
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

We ask that you ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2014.

Our audit committee appointed EisnerAmper LLP as our independent registered public accounting firm for fiscal 2014. Representatives of EisnerAmper LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

If the appointment is not ratified, the adverse vote will be considered as an indication to our audit committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the selection is ratified, our audit committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Vote Required

The vote required to approve the proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2014 is the affirmative vote of a majority of votes cast at the meeting with respect to the proposal.

Our board of directors recommends that you vote FOR Proposal III, the ratification of the appointment of our independent registered public registered public accounting firm for fiscal 2014.

PROPOSAL IV
APPROVAL, ON AN ADVISORY, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(THE SAY ON PAY VOTE)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers as described in the “Executive Compensation” section and the executive compensation tables, the footnotes to the tables and narrative information accompanying the tables in this proxy statement. This proposal is also referred to as the say on pay vote.

We have designed our compensation policies and programs to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our shareholders. We believe that our compensation policies and programs are centered on a pay-for-performance philosophy. To achieve these objectives, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, the compensation committee of our board of directors considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance and attainment of individual and overall company performance objectives and retention concerns. Our president and chief executive officer and our compensation committee believe that substantial portions of executive compensation should be linked to the overall performance of our company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and shareholder value will be considered in the determination of each executive’s compensation. We believe that our compensation policies and programs are designed with the appropriate balance of risk and reward consistent with our overall business strategy. In deciding how to vote on this proposal, we urge you to read the “Executive Compensation” section of this proxy statement, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our 2013 annual report that accompanies this proxy statement, for details of our executive compensation policies and programs.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2013 annual meeting, including the “Executive Compensation” section, the executive compensation tables, the footnotes to the tables and the related narrative contained therein.”

Because your vote is advisory, it will not be binding upon our board of directors. Accordingly, prior compensation determinations of the board of directors will not be invalidated and the board of directors will not be required to adjust executive compensation programs or policies as a result of the outcome of the vote. However, the board of directors values shareholders’ opinions and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The vote required to approve the proposal regarding the advisory vote on the compensation of our named executive officers is the affirmative vote of a majority of votes cast at the meeting with respect to the proposal.

Our board of directors recommends that you vote FOR Proposal IV, the advisory vote on the compensation of our named executive officers.

PROPOSAL V
ADVISORY VOTE ON THE FREQUENCY OF HOLDING
THE SAY ON PAY VOTE IN THE FUTURE

Section 14A of the Exchange Act also requires us, at least once every six years, to provide our shareholders with the opportunity to cast a non-binding advisory vote as to the frequency with which future non-binding advisory votes on say on pay should be held. Shareholders may indicate their preference to hold the future advisory votes on say on pay every year, every two years, every three years or may abstain from voting.

After thoughtful consideration, our board of directors believes that holding an advisory vote on executive compensation every year is the most appropriate policy for our company and shareholders at this time.

A say on pay vote conducted every year would appropriately complement a number of effective mechanisms already available to shareholders that allow them to communicate with our board of directors regarding executive compensation or any other matter. Shareholders are encouraged to convey their compensation concerns to us on a real-time basis. Shareholders have a variety of corporate governance mechanisms at their disposal for this purpose. These include annual elections of directors, shareholder approval requirements for equity and cash compensation plans, shareholder proposals, letters to individual directors or the entire board and voicing opinions at the annual meeting of shareholders. As with all of these practices, our board will monitor the effectiveness of an annual advisory say on pay vote to ensure it remains a valuable tool for shareholders.

Prior to voting on this proposal, we urge you to read the “Executive Compensation” section and the executive compensation tables, the footnotes to the tables and narrative information accompanying the tables in this proxy statement, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our 2013 annual report that accompanies this proxy statement, which more thoroughly discuss our compensation policies and programs.

Because your vote is advisory, it will not be binding upon our board of directors. Regardless, our board of directors and the compensation committee values the opinions expressed by our shareholders and expects to implement the frequency which receives the greatest level of support from our shareholders. While we believe that a vote once every year is the best choice for our company and shareholders, you are not voting to approve or disapprove our recommendation of an annual vote, but rather to make your own choice among a vote once every one year, every two years or every three years. You may also abstain from voting on this proposal.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every:

•	one year;
•	two years; or
•	three years.”

Vote Required

The vote required to approve the proposal regarding the advisory vote on the frequency of holding the say on pay vote in the future is the affirmative vote of a majority of votes cast at the meeting with respect to the proposal.

Our board of directors recommends that you vote FOR holding the say on pay vote every ONE YEAR.

CORPORATE GOVERNANCE MATTERS

Independence of Directors

We follow the NYSE MKT rules in determining if a director is independent. Our board of directors also consults with our counsel to ensure that the board’s determination is consistent with those rules and all other relevant laws and regulations regarding director independence. Consistent with these considerations, our board of directors has determined that Messrs. Beaudette, Beinstein, Eisen, Halpryn, Rubin and Zyman are independent directors and that Mr. Zeitchick, if elected, would be an independent director. The other remaining directors may not be deemed independent under the NYSE MKT rules because they currently have relationships with us that may result in them being deemed not “independent.” All members of our audit, compensation and nominating and corporate governance committees are independent. The members of our audit committee are also independent under Rule 10A-3 under the Exchange Act and under the NYSE MKT rules for audit committee independence.

Board Leadership Structure and Role in Risk Oversight

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles, and the needs of our company at any point in time. We currently maintain separate roles between the chief executive officer and chairman of the board in recognition of the differences between the two responsibilities. Our chief executive officer is responsible for setting our strategic direction and for day-to-day leadership and performance of our company. Our chairman of the board provides input to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board of directors, as well as executive sessions of the board of directors. We do not have a lead director because we believe that the separation of the roles of chairman of the board and chief executive officer make the role of lead director unnecessary.

The board of directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing our company, and our company’s board leadership structure supports this approach. The board of directors receives periodic reports from management regarding the most significant risks facing our company. Also, our audit committee assists the board of directors in its oversight role by receiving periodic reports regarding our company’s risk and control environment.

Board Committee Membership and Information

The following table shows the current members of each board committee, the directors our board of directors has determined to be independent and the number of meetings held by each committee in fiscal 2013.

Director	Independent	Audit	Compensation	Nominating and Corporate Governance
Mark Andrews
John F. Beaudette	X			X
Henry C. Beinstein	X	X		X
Harvey P. Eisen	X		X	X
Phillip Frost, M.D.
Glenn L. Halpryn	X	X	X
Richard J. Lampen
Micaela Pallini
Steven D. Rubin	X	X	X	X
Dennis Scholl
Sergio Zyman	X
Number of meetings held in fiscal 2013	1	4	1	1

Our board of directors met four times during fiscal 2013. During fiscal 2013, each of our directors attended at least 75% of the aggregate number of meetings of the board of directors and of each committee of which he was a member held during the period for which he or she was a director or member, as applicable, except for Ms. Pallini and Mr. Scholl. We expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. Two directors attended our 2012 annual meeting.

Executive Sessions

We regularly schedule executive sessions during which our independent directors meet without the presence of or participation by management.

Nominating and Corporate Governance Committee

Messrs. Beaudette, Beinstein, Eisen and Rubin currently comprise our nominating and corporate governance committee. Our nominating and corporate governance committee identifies, researches and recommends to the board of directors qualified candidates to serve as directors on our board of directors.

Our nominating and corporate governance committee is responsible for, among other things:

•	recommending to our board of directors the slate of nominees of directors to be proposed for election by the shareholders and individuals to be considered by our board of directors to fill vacancies;
•	establishing criteria for selecting new directors; and
•	reviewing and assessing annually the performance of the nominating and corporate governance committee and the adequacy of the nominating and corporate governance committee charter.

Our nominating and corporate governance committee will consider candidates suggested by our shareholders pursuant to written applications submitted to the nominating and corporate governance committee, in care of our Corporate Secretary at the address set forth below for the submission of shareholder proposals.

Besides considering candidates suggested by shareholders, our nominating and corporate governance committee also accepts recommendations from our directors, members of management and others familiar with, and experienced in, the beverage alcohol industry. Our nominating and corporate governance committee establishes criteria for the selection of nominees and reviews the appropriate skills and characteristics required of board members. In evaluating candidates, the committee considers issues of independence, diversity and expertise in numerous areas, including experience in the premium branded spirits industry, finance, marketing, international experience and culture. Our nominating and corporate governance committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the board of directors. Our nominating and corporate governance committee also monitors and reviews the committee structure of our board of directors, and each year it recommends to our board of directors for its approval directors to serve as members of each committee. The nominating and corporate governance committee conducts an annual review of the adequacy of the nominating and corporate governance committee charter, and recommends proposed changes. Our nominating and corporate governance committee charter is posted on our investor relations website at http://investor.castlebrandsinc.com.

The persons to be elected at our annual meeting are the current directors standing for re-election, other than Mr. Zyman, who was appointed to our board in May 2013 upon the recommendation of the nominating and corporate governance committee to fill a vacancy resulting from an increase in the size of the board, and Mr. Zeitchick, a director nominee, who was recommended by the nominating and corporate governance committee. Mr. Zyman was recommended to the nominating and corporate governance committee by one of our non-management directors. Mr. Zeitchick was recommended to the nominating and corporate governance committee by our chief executive officer and by a non-management director.

Compensation Committee

Messrs. Eisen, Halpryn and Rubin currently comprise our compensation committee. None of these individuals has ever served as an officer of ours or of any of our subsidiaries. The compensation committee does not have a charter. More information regarding the role and policies of the compensation committee is included below under the headings “Executive Compensation” and “Director Compensation.”

Audit Committee Information and Report

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our audit committee assists the board of directors in monitoring:

•	the integrity of our financial statements;
•	our independent auditor’s qualifications and independence;
•	the performance of our independent auditor; and
•	our compliance with legal and regulatory requirements.

The audit committee also reviews and approves all related-party transactions. Our audit committee charter is posted on our investor relations website at http://investor.castlebrandsinc.com.

As required by applicable SEC and NYSE MKT rules, our board of directors has determined that each audit committee member is financially literate and that Mr. Beinstein, who chairs the committee, is an audit committee financial expert as defined by SEC rules.

Fees to Independent Registered Public Accounting Firm for Fiscal 2013 and 2012

EisnerAmper LLP billed us the following amounts for professional services rendered for fiscal 2013 and 2012:

	2013	2012
Audit Fees	$226,500	$231,830
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$226,500	$231,830

Audit Fees

This category includes the audit of our annual financial statements, reviews of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

Audit-Related Fees

This category would include assurance and related services provided by EisnerAmper LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees

This category would include fees for professional services rendered by EisnerAmper LLP for tax compliance, tax advice and tax planning.

All Other Fees

This category would consist of fees for other miscellaneous items.

Pre-Approval Policies and Procedures

In accordance with its charter, our audit committee reviews and approves in advance on a case-by-case basis each engagement, including the fees and terms thereof, by us of accounting firms that will perform permissible non-audit services or audit, review or attestation services for us. Our audit committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the audit committee, but our audit committee has not established any such pre-approval procedures at this time.

Our audit committee pre-approved all fees of our principal independent accounting firm, EisnerAmper LLP, for fiscal 2013.

Audit Committee Report

Under its written charter, our audit committee’s responsibilities include, among other things:

•	appointing, replacing, overseeing and compensating the work of our independent registered public accounting firm;
•	reviewing and discussing with management and our independent registered public accounting firm our quarterly financial statements and discussing with management our earnings releases;
•	pre-approving all auditing services and permissible non-audit services provided by our independent registered public accounting firm;
•	engaging in a dialogue with our independent registered public accounting firm regarding relationships that may adversely affect the independence of the independent registered public accounting firm and, based on such review, assessing the independence of our independent registered public accounting firm;
•	providing the audit committee report to be filed with the SEC in our annual proxy statement;
•	reviewing with our independent registered public accounting firm the adequacy and effectiveness of the internal controls over our financial reporting;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•	reviewing and pre-approving related-party transactions;
•	reviewing and discussing with management and our independent registered public accounting firm management’s annual assessment of the effectiveness of the internal controls and our independent registered public accounting firm’s attestation;
•	appointing or replacing the independent auditor;
•	reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our internal controls including any significant deficiencies in the design or operation of our internal controls or material weaknesses and any fraud, whether or not material, that involves our management or other employees who have a significant role in our internal controls and the adequacy and effectiveness of our disclosure controls and procedures; and
•	reviewing and assessing annually the adequacy of the audit committee charter.

Our audit committee has met and held discussions with management and EisnerAmper LLP, our independent auditors. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, which requires the independent registered public accounting firm to provide the audit committee with information regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant audit adjustments, any disagreements with management and any difficulties encountered in performing the audit.

EisnerAmper LLP also provided the audit committee with the written disclosures and letter regarding independence required by the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the audit committee regarding independence. The audit committee discussed with EisnerAmper LLP and management the auditors’ independence, including with regard to fees for services rendered during the 2013 fiscal year and for all other professional services rendered by EisnerAmper LLP.

Based upon the audit committee’s discussion with management and the independent auditors and the audit committee’s review of our audited financial statements, the representations of management and the report of the independent auditors to the audit committee, the audit committee recommended that our board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2013, filed with the SEC on July 1, 2013.

The Members of the Audit Committee

Henry C. Beinstein
Glenn L. Halpryn
Steven D. Rubin.

EXECUTIVE COMPENSATION

Compensation Overview

We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended, and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the compensation committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our compensation committee has the sole authority and responsibility to review and determine, or recommend to our board of directors for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the “Summary Compensation Table” below. Our compensation committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock award and option grants for all of our executive officers. Our compensation committee is composed entirely of independent directors who have never served as officers of our company. Our compensation committee is authorized to engage compensation consultants, but did not do so in fiscal 2013 or 2012.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” below.

General Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our shareholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our compensation committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance and attainment of individual and overall company performance objectives and retention concerns. Our president and chief executive officer and our compensation committee believe that substantial portions of executive compensation should be linked to the overall performance of our company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and shareholder value will be considered in the determination of each executive’s compensation.

Generally, our compensation committee reviews and, as appropriate, modifies compensation arrangements for executive officers in the first quarter of each fiscal year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For the fiscal year ended March 31, 2013, except for our president and chief executive officer’s compensation, our compensation committee also considered our president and chief executive officer’s executive compensation recommendations, which recommendations were presented at the time of our compensation committee’s annual review of executive performance and compensation arrangements. In making such determinations, the compensation committee considered the overall performance of each executive and their contribution to the growth of our company and its products, as well as overall company performance through personal and corporate achievements. As we were not yet cash-flow positive, the compensation committee considered each executive officer’s contributions to brand growth, cost management and long-term value creation for our shareholders for the fiscal year ended March 31, 2013, as well as the retention of our executive officers.

We have reviewed our compensation structures and policies as they pertain to risk and have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the company.

Summary Compensation Table

The following table shows the compensation paid to our named executive officers for our 2013 and 2012 fiscal years.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Richard J. Lampen President and chief executive officer	2013	—	—	$81,916	—		$81,916
	2012	—	—	65,919	—		65,919
John S. Glover Chief operating officer	2013	$287,350	$40,000	30,988	—		358,338
	2012	278,486	35,000	20,121	—		333,607
T. Kelley Spillane Senior vice president – global sales	2013	276,450	23,000	10,341	$1,415	(2)	311,206
	2012	267,916	20,000	7,144	1,415	(2)	296,475

(1)	Represents the dollar amount of expenses recognized for financial statement purposes with respect to the 2013 and 2012 fiscal years for the fair value of stock-based compensation granted in fiscal 2013 and prior fiscal years in accordance with ASC 718 “Compensation — Stock Compensation.” Under SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. See note 13 to our consolidated financial statements for the fiscal year ended March 31, 2013 included in our annual report on Form 10-K, filed with the SEC on July 1, 2013, regarding the assumptions underlying the valuation of these grants.
(2)	Represents life insurance premiums paid by us for the benefit of Mr. Spillane.

Narrative Disclosure to Summary Compensation Table

Material Terms of Named Executive Officers’ Employment Agreements

The material terms of Messrs. Glover’s and Spillane’s employment agreements are described in the table below. Mr. Lampen, our president and chief executive officer, does not receive a salary or benefits from us in connection with his service. Instead, we are party to a management services agreement with Vector Group Ltd., a more than 5% shareholder, under which Vector Group Ltd. agreed to make available to us Mr. Lampen’s services. For a discussion of this agreement, see “Item 13 — Certain Relationships and Related Transactions, Director Independence — Related Party Transactions — Agreement with Vector Group Ltd.”

Certain Material Terms of Employment Agreements with Named Executive Officers

Named Executive Officer	Date of Agreement		Current Annual Base Salary under the Agreement(1)	Performance Bonus (as Percentage of Annual Base Salary Unless Otherwise Indicated)		Expiration Date of Agreement	Duration of Severance Payments(2)
Richard J. Lampen	—		—	—		—	—
John S. Glover	1/24/2008	(3)	$295,970	Up to 60%		3/31/2016	12 months
T. Kelley Spillane	5/2/2005	(4)	284,744		(5)	3/31/2016	12 months

(1)	Increases in Messrs. Glover’ and Spillane’s base salaries are at the compensation committee’s sole discretion.
(2)	Please see “Potential Payments Upon Termination or Change in Control” below for a full description of these severance obligations.
(3)	Mr. Glover’s employment agreement was amended on July 29, 2011 and January 24, 2014.
(4)	Mr. Spillane’s employment agreement was amended on May 11, 2012 and January 24, 2014.
(5)	Mr. Spillane’s employment agreement calls for him to receive performance bonuses at the discretion of our compensation committee, with no specific percentage stated.

Annual Incentives to Named Executive Officers

We paid aggregate cash bonuses for fiscal 2013 as follows: Mr. Glover – $40,000 and Mr. Spillane – $23,000. We paid aggregate cash bonuses for fiscal 2012 as follows: Mr. Glover – $35,000 and Mr. Spillane – $20,000. Mr. Lampen did not receive a cash bonus for fiscal 2013 or 2012. These bonus payments are included in the “Summary Compensation Table” above under the heading “Bonus.”

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard J. Lampen	1,000,000	—		$0.35	11/3/2018
	200,000	200,000	(1)	$0.35	6/11/2020
	125,000	375,000	(2)	$0.33	6/20/2021
	—	500,000	(3)	$0.31	6/8/2022
John S. Glover	60,000	—		$1.90	1/24/2018
	15,400	—		$0.21	6/9/2018
	37,500	12,500	(4)	$0.35	6/22/2019
	112,500	112,500	(1)	$0.35	6/11/2020
	62,500	187,500	(2)	$0.33	6/20/2021
	—	250,000	(3)	$0.31	6/8/2022
T. Kelley Spillane	60,000	—		$6.00	1/9/2014
	5,000	—		$8.00	1/27/2015
	7,500	—		$7.23	6/12/2016
	33,900	—		$0.21	6/9/2018
	26,250	8,750	(4)	$0.35	6/22/2019
	32,500	32,500	(1)	$0.35	6/11/2020
	11,400	5,700	(5)	$0.35	12/7/2020
	14,833	29,767	(6)	$0.31	6/15/2021
	6,933	13,867	(7)	$0.26	12/19/2021
	—	44,333	(8)	$0.28	6/13/2022

(1)	This option vests in four equal annual installments with the first installment vested on June 11, 2011.
(2)	This option vests in four equal annual installments with the first installment vested on June 20, 2012.
(3)	This option vests in four equal annual installments with the first installment vesting on June 8, 2013.
(4)	This option vests in four equal annual installments with the first installment vested on June 22, 2010.
(5)	This option vests in three equal annual installments with the first installment vested on December 7, 2011.
(6)	This option vests in three equal annual installments with the first installment vested on June 15, 2012.
(7)	This option vests in three equal annual installments with the first installment vested on December 19, 2012.
(8)	This option vests in three equal annual installments with the first installment vesting on June 13, 2013.

Timing of Equity Grants

For all of our employees, including our named executive officers, grants of equity-based compensation are effective on the date that our compensation committee approves them. All stock option grants to employees, including named executive officers, are made with an exercise price at least equal to the fair market value of the underlying stock on the grant date. Our compensation committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Severance and Change in Control Benefits

We provide certain severance and change in control benefits to Messrs. Glover and Spillane. Information about these benefits is listed below under the heading “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Benefits

We generally provide the same health and welfare benefits to all of our full-time employees, including our named executive officers, including health and dental coverage, disability insurance, and paid holidays and other paid time off.

We maintain a 401(k) retirement savings plan for the benefit of all of our full-time employees, including our named executive officers.

Indemnification

Our articles of incorporation, as amended, and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Florida law. We also have entered into indemnity agreements with each of our directors and named executive officers.

Material Tax Implications of Our Compensation Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m), limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid under a plan which is performance-related, non-discretionary and has been approved by our shareholders. Our compensation committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We did not pay any compensation during fiscal 2013 that would be subject to the limitations set forth in Section 162(m).

Potential Payments Upon Termination or Change in Control

The following describes the potential payments upon termination or a change in control for our named executive officers.

Termination Without Cause

Under employment agreements with our named executive officers, if we terminate the executive’s employment without “cause,” we have agreed to pay the executive his annual base salary and a pro-rated bonus, and for Mr. Glover, provide benefits to maintain medical insurance, for 12 months following termination.

Also, if we terminate any of our named executive officers without “cause,” then such officer is entitled to accelerated vesting or other treatment of some or all of the stock options granted to such executive under the terms of such executive’s employment agreement.

For Mr. Glover, the vesting of any options held accelerates with respect to the number of shares of our common stock that equals (x) the number of shares that would have vested during the 12 months following termination, multiplied by (y) a fraction, the numerator of which is the number of full calendar months that have elapsed since the last vesting date or the original issue date (if a vesting date has not occurred) and the denominator of which is the number of full calendar months from the last vesting date or the original issue date (if a vesting date has not occurred) to the vesting date during the 12 months following termination. For Mr. Spillane, any unvested options that would have become vested if his employment continued during the 12 month period following his termination will become vested at the end of such 12 month period and will be exercisable for a period of two years after termination.

For Mr. Glover, “cause” is defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to his performance under his agreement, (v) conviction or entry of any plea of guilty or nolo contendere to any felony or other lesser crime that would require removal from his position with us (e.g. any alcohol or drug related misdemeanor) or (vi) material breach of any provision of his employment agreement for a period of 15 days after written demand by us.

For Mr. Spillane, “cause” is defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to his performance under his agreement (other than due to becoming disabled) as reasonably determined by our board or (v) any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of his employment agreement as reasonably determined by our board of directors.

Non-Renewal of Employment Agreement

If we do not renew the employment agreements, then each such officer is entitled to receive his annual base salary and medical benefits for six months and a pro-rata share of his annual incentive bonus.

Termination Due to Disability

The employment agreements of Messrs. Glover and Spillane each provide that, in each case, if we terminate such executive due to a “disability,” we must pay such executive his annual base salary for a period of one year following the date of termination, minus any other disability benefits provided by us to the executive during this period, plus a pro-rated bonus for the year in which the termination occurs. For each of our named executive officers, a “disability” is defined in his employment agreement as a failure, because of illness or incapacity, to perform the duties of his employment for six months.

Termination by Employee with Good Reason

Each named executive officer’s employment agreement provides that if he terminates his employment for “good reason,” we have agreed to pay the executive his annual base salary and a pro-rated bonus, and for Mr. Glover, provide benefits to maintain medical insurance, for 12 months following termination.

For Mr. Glover, “good reason” means a termination of his employment within 30 days after (i) a material diminution in nature, title or status of his responsibilities, (ii) dissolution or divestiture of all or a significant portion of our assets or another material change to us that would materially adversely diminish the nature, title or status of his job responsibilities, (iii) a relocation of his principal place of work to a location of more than 50 miles from our current office or (iv) our failure to perform any obligation under his employment agreement for a period of 15 days following written notice by him. For Mr. Spillane, “good reason” means a termination of his employment within 30 days after (i) a material diminution in nature or status of his responsibilities, (ii) dissolution or divestiture of all or a significant portion of our assets or another material change to us that would materially adversely diminish the nature or status of his job responsibilities or (iii) our material breach of any provision under his employment agreement which is not cured within 15 business days following written notice by him.

Any severance payments described above under “Termination Without Cause,” “Non-Renewal of Employment Agreement,” “Termination Due to Disability” and “Termination by Employee with Good Reason” are in consideration of the non-compete provisions contained in each named executive officer’s employment agreement.

Each of our named executive officers is prohibited from, during the term of his employment and for 12 months thereafter, (i) competing with us, (ii) soliciting our employees and (iii) soliciting our customers.

Change in Control

If any of our named executive officers is terminated following or in connection with a “change of control” of our company (as defined for each executive below), by the executive for “good reason” or by our company or its successor without “cause,” all unvested stock options granted to the executive will vest without further action on the date of termination and all stock options granted to the executive will be exercisable during the remainder of their original terms.

For Messrs. Glover and Spillane, a “change of control” is defined as (i) any person becoming the beneficial owner of 35% or more of our outstanding voting stock, other than directly from us; (ii) a merger or consolidation of our company where 49% or more of the voting stock of the surviving company is held by persons other than our former shareholders; (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of our board of directors cease to constitute at least a majority thereof (unless the appointment, election or the nomination for election by our shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period); or (iv) a sale or disposal of substantially all of our assets to an outside entity or entities. Subclause (i) of the prior sentence will not apply to any acquisition of our securities by Dr. Frost, any member of his immediate family, any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act) that is controlled by Dr. Frost or any member of his immediate family, any beneficiary of the estate of Dr. Frost, or any trust, partnership, corporate or other entity controlled by any of the foregoing.

The following table quantifies for each named executive officer the estimated potential severance payments and benefits that would be provided, if each termination circumstance set forth below occurred on March 31, 2013.

Named Executive Officer	Severance Payment(1)	Estimated Value of Benefits(2)	Benefit of Acceleration for Vesting of Option Awards(3)
Richard J. Lampen
Termination without cause/with good reason	—	—	—
Non-renewal of employment agreement	—	—	—
Termination due to disability	—	—	—
Change in control	—	—	—
John S. Glover
Termination without cause/with good reason	$287,350	$15,504	$22,250
Non-renewal of employment agreement	143,675	7,752	N/A
Termination due to disability	287,350	N/A	22,250
Change in control	287,350	15,504	22,250
T. Kelley Spillane
Termination without cause/with good reason	276,450	N/A	5,282
Non-renewal of employment agreement	138,225	11,178	N/A
Termination due to disability	276,450	N/A	5,282
Change in control	276,450	N/A	5,282

(1)	Severance payments would be paid out over the duration of the severance period.
(2)	Estimated using the value of COBRA payments at the rates in effect on March 31, 2013.
(3)	The estimated amount of benefit was calculated by multiplying the number of options that would accelerate vesting upon the termination circumstance indicated by the difference between the closing price of our common stock on March 28, 2013, which was $0.31, and the exercise price of the stock option. This column shows no benefit for Mr. Lampen because the exercise price for his stock options was at or above the closing price of our common stock at March 31, 2013. This column shows a benefit for each of Messrs. Glover and Spillane due to the accelerated vesting of option awards granted to each such named executive officer.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to directors during our 2013 fiscal year.

Fiscal 2013 Director Compensation

Name	Fees Earned or Paid in Cash		Option Awards(1) (Includes Prior Fiscal Years)		Total
Mark Andrews	—	(2)	$29,864	(2)	$29,864
John Beaudette	$12,500		3,577	(3)	16,077
Henry C. Beinstein	17,500		5,522	(4)	23,022
Harvey P. Eisen	15,000		5,552	(5)	20,522
Phillip Frost, M.D.	10,000		6,009	(6)	16,009
Glenn L. Halpryn	17,500		6,009	(7)	23,509
Richard J. Lampen	—	(8)	—		—
Micaela Pallini	10,000		6,009	(9)	16,009
Steven D. Rubin	20,000		5,522	(10)	25,522
Dennis Scholl	10,000		7,338	(11)	17,338
Sergio Zyman	—	(12)	—		—

(1)	Represents the dollar amount of expenses recognized for financial statement purposes with respect to the 2013 fiscal year for the fair value of stock options granted in fiscal 2013 and prior fiscal years in accordance with ASC 718 “Compensation — Stock Compensation.” Under SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. See note 13 to our consolidated financial statements for fiscal 2013 included in our annual report on Form 10-K, filed with the SEC on July 1, 2013, regarding the assumptions underlying the valuation of these option grants.
(2)	Mr. Andrews, our chairman, receives an annual salary of $100,000. We do not pay any additional cash compensation for his services as a director. As of March 31, 2013, Mr. Andrews held options to purchase 875,000 shares of our common stock.
(3)	As of March 31, 2013, Mr. Beaudette held options to purchase 111,500 shares of our common stock.
(4)	As of March 31, 2013, Mr. Beinstein held options to purchase 160,000 shares of our common stock.
(5)	As of March 31, 2013, Mr. Eisen held options to purchase 160,000 shares of our common stock.
(6)	As of March 31, 2013, Dr. Frost held options to purchase 180,000 shares of our common stock.
(7)	As of March 31, 2013, Mr. Halpryn held options to purchase 180,000 shares of our common stock.
(8)	Mr. Lampen, our president and chief executive officer, receives no additional compensation for his services as a director.
(9)	As of March 31, 2013, Ms. Pallini held options to purchase 180,000 shares of our common stock.
(10)	As of March 31, 2013, Mr. Rubin held options to purchase 160,000 shares of our common stock.
(11)	As of March 31, 2013, Mr. Scholl held options to purchase 160,000 shares of our common stock.
(12)	Mr. Zyman joined our board of directors in May 2013, and was granted options to purchase 100,000 shares of our common stock upon his election to the board and an additional 1,000,000 options in connection with his service on the Strategic Review Committee.

Our board of directors believes that compensation for our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the board of directors and only receive compensation as employees.

In December 2008, effective with the 2008 annual meeting, our board of directors approved the payment of annual compensation of our non-employee directors comprised of cash and options granted under our incentive plans, as set forth in the following table:

Type of Compensation	Amount
Annual director retainer (paid quarterly)	$10,000
Additional annual retainer for committee participants, except chairs (paid quarterly)	$2,500
Additional annual retainer for committee chairs (paid quarterly)	$5,000
Option to purchase shares of our common stock upon initial election	100,000 shares
Additional options to purchase shares of our common stock for board service (per director, per year)	20,000 shares
Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Policy

Our code of conduct requires us to avoid related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors or audit committee. Related-party transactions are defined as transactions in which:

•	the aggregate amount involved is expected to exceed $120,000 in any calendar year;
•	we or any of our subsidiaries is a participant; and
•	any (a) executive officer, director or director nominee, (b) 5% or greater beneficial owner of our common stock or (c) immediate family member, of the persons listed in clauses (a) and (b), has or will have a material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A conflict of interest can arise when a person takes actions or has interests that may make it difficult for such person to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, under its charter, reviews and approves related-party transactions to the extent we enter into such transactions.

The audit committee considers all relevant factors when determining whether to approve a related party transaction, including:

•	whether the transaction is on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; and
•	the extent of the related party’s interest in the transaction.

A director may not participate in the approval of any transaction in which he or she is a related party, but must provide the audit committee with all material information concerning the transaction. Also, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions

Relationship with Pallini S.p.A.

Since August 2004, we have had an agreement with Pallini S.p.A. (formerly known as I.L.A.R. S.p.A.), which became a more than 5% shareholder in October 2008, under which we are the exclusive U.S. importer for Pallini Limoncello and its flavor extensions. In January 2011, we entered into an agreement with Pallini Internazionale S.r.l., which we refer to as Pallini, as successor in interest to I.L.A.R., regarding the importation and distribution of certain Pallini brand products, under which the exclusive territory is the fifty states of the United States of America and the District of Columbia, but does not include Puerto Rico, overseas territories or military bases of the United States that were included in the August 2004 agreement. The January 2011 agreement supersedes our August 2004 agreement with Pallini S.p.A. The terms of the January 2011 agreement were effective as of April 1, 2010. Ms. Pallini, one of our directors, is a director and the head of production of Pallini S.p.A. For the fiscal years ended March 31, 2013 and 2012, we purchased $3,685,192 and $3,502,878 of goods from Pallini, respectively. As of March 31, 2013 and 2012, Pallini owed us $34,628 and $122,640 for its share of marketing expense, respectively. Also, as of March 31, 2013 and 2012, we were indebted to Pallini for $967,188 and $436,561, respectively.

Agreement with Ladenburg Thalmann Financial Services Inc.

In November 2008, we entered into an agreement to reimburse Ladenburg Thalmann Financial Services Inc. for its costs in providing certain administrative, legal and financial services to us. Mr. Lampen, our president and chief executive officer and a director, is the president and chief executive officer and a director of Ladenburg Thalmann Financial Services Inc. Dr. Frost, one of our directors, is the chairman and principal shareholder of Ladenburg Thalmann Financial Services Inc. Mr. Beinstein, one of our directors, is a director of Ladenburg Thalmann Financial Services Inc. Mr. Zeitchick, a director nominee, is an executive vice president and a director of Ladenburg Thalmann Financial Services Inc. For the fiscal years ended March 31, 2013 and 2012, Ladenburg Thalmann Financial Services Inc. was paid $154,972 and $183,888, respectively, under this agreement.

Agreement with Vector Group Ltd.

In November 2008, we entered into a management services agreement with Vector Group Ltd., a more than 5% shareholder, under which Vector Group agreed to make available to us the services of Mr. Lampen, Vector Group’s executive vice president, effective October 11, 2008 to serve as our president and chief executive officer and to provide certain other financial and accounting services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. In consideration for such services, we agreed to pay Vector Group an annual fee of $100,000, plus any direct, out-of-pocket costs, fees and other expenses incurred by Vector Group or Mr. Lampen in connection with providing such services, and to indemnify Vector Group for any liabilities arising out of the provision of the services. The agreement is terminable by either party upon 30 days’ prior written notice. For the fiscal years ended March 31, 2013 and 2012, we paid Vector Group $113,406 and $118,893, respectively, under this agreement. Mr. Beinstein, a director of our company, is also a director of Vector Group.

Loans from Certain Executive Officers, Directors and Shareholders

In October 2013, we entered into a 5% Convertible Subordinated Note Purchase Agreement, which we refer to as the Note Purchase Agreement, with the lending parties thereto, which provides for the issuance of an aggregate initial principal amount of $2.1 million unsecured subordinated notes, which we refer to as the Convertible Notes. The lending parties include certain related parties of ours, including an affiliate of Dr. Frost ($500,000), a director of ours and our principal shareholder, Mr. Andrews ($50,000), our chairman, an affiliate of Mr. Lampen ($50,000), a director of ours and our president and chief executive officer, an affiliate of Mr. Halpryn ($200,000), a director of ours, Mr. Scholl ($100,000), a director of ours, and Vector Group Ltd. ($200,000), a more than 5% shareholder of ours, of which Mr. Lampen is an executive officer and Henry Beinstein, a director of ours, is a director. We intend to use a portion of the proceeds to finance the acquisition of additional bourbon inventory in support of the growth of our Jefferson's bourbon brand.

The Convertible Notes bear interest at a rate of 5% per annum, payable quarterly on March 15, June 15, September 15 and December 15 of each year beginning on December 15, 2013 until their maturity date of

December 15, 2018. The Convertible Notes and accrued but unpaid interest thereon are convertible in whole or in part from time to time at the option of the holders thereof into shares of our common stock at a conversion price of $0.90 per share, which we refer to as the Conversion Price. The Convertible Notes may be prepaid in whole or in part at any time without penalty or premium, but with payment of accrued interest to the date of prepayment. The Convertible Notes contain customary events of default, which, if uncured, entitle each noteholder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Convertible Notes. The issuance of the Convertible Notes closed on October 31, 2013.

We may forcibly convert all or any part of the Convertible Notes and all accrued but unpaid interest thereon if (i) the average daily volume of our common stock (as reported on the principal market or exchange on which the common stock is listed or quoted for trading) exceeds $50,000 per trading day and (ii) the volume weighted average price of the common stock for at least twenty (20) trading days during any thirty (30) consecutive trading day period exceeds 250% of the then-current Conversion Price. Any forced conversion will be applied ratably to the holders of all Convertible Notes issued pursuant to the Note Purchase Agreement based on each holder’s then-current note holdings.

In August 2013, we entered into a Loan Agreement, which we refer to as the Junior Loan Agreement, by and between us and the lending parties thereto, which we refer to as the Junior Lenders, which provides for an aggregate $1.25 million unsecured loan to us, which we refer to as the Junior Loan. The Junior Loan bears interest at a rate of 11% per annum, payable quarterly in arrears commencing November 1, 2013, and matures on October 15, 2015. The Junior Loan may be prepaid in whole or in part at any time without penalty or premium but with payment of accrued interest to the date of prepayment. The Junior Loan Agreement contains customary events of default, which, if uncured, entitle each Junior Lender to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the portion of the Junior Loan made by such Junior Lender. The Junior Loan Agreement provides for a funding fee of 2% per annum on the then outstanding Junior Loan balance (pro-rated for any period of less than one year), payable pro rata among the Junior Lenders on the date of the Junior Loan Agreement and on the first and second anniversaries thereof. The Junior Lenders include an affiliate of Dr. Frost ($200,000), Mr. Andrews ($50,000) and an affiliate of Mr. Lampen ($50,000).

In March 2013, we entered into a Second Amendment to our Loan Agreement with Keltic Financial Partners II, LP, which we refer to as Keltic, to, among other things, provide for a term loan of $2.5 million, which we refer to as the Bourbon Term Loan, which was used for the purchase of bourbon inventory in March 2013. The Bourbon Term Loan interest rate is the rate that, when annualized, is the greatest of (a) the Prime Rate plus 4.25%, (b) the LIBOR Rate plus 6.75% and (c) 7.50%. Interest is payable monthly in arrears, on the first day of every month on the average daily unpaid principal amount of the Bourbon Term Loan. After the occurrence and during the continuance of any “Default” or “Event of Default” (as defined under the loan agreement) we are required to pay interest at a rate that is 3.25% per annum above the then applicable Bourbon Term Loan interest rate. The Bourbon Term Loan currently bears interest at 7.50%. We are required to pay down the principal balance of the Bourbon Term Loan within 15 banking days from the completion of a bottling run of bourbon from our bourbon inventory stock purchased on or about the date of the Bourbon Term Loan in an amount equal to the purchase price of such bourbon. The unpaid principal balance of the Bourbon Term Loan, all accrued and unpaid interest thereon, all fees, costs and expenses payable in connection with the Bourbon Term Loan are due and payable in full on December 31, 2016. Keltic required as a condition to funding the Bourbon Term Loan that Keltic had entered into the participation agreement providing for an aggregate of $750,000 of the initial $2.5 million principal amount of the Bourbon Term Loan to be purchased by junior participants. Certain related parties of ours purchased a portion of these junior participations in the Bourbon Term Loan, including an affiliate of Dr. Frost ($500,000), Mr. Andrews ($50,000) and an affiliate of Mr. Lampen ($50,000). Under the terms of the participation agreement, the junior participants receive interest at the rate of 11% per annum. We are not a party to the participation agreement. However, we are party to a fee letter with the junior participants (including the related party junior participants) pursuant to which we pay the junior participants an aggregate commitment fee of $45,000 paid in three equal annual installments of $15,000. At January 6, 2014, the balances due on the Bourbon Term Loan to the affiliate of Dr. Frost was $437,370, Mr. Andrews $43,737 and the affiliate of Mr. Lampen $43,737.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, which we refer to as Section 16(a), requires our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms and reports they file. To our knowledge, based solely on our review of the copies of these forms and reports furnished to us and representations made to us that no other reports were required, we are not aware of any late or delinquent filings required under Section 16(a) with respect to the fiscal year ended March 31, 2013.

Independent Auditors

EisnerAmper LLP was our independent auditor for fiscal 2013 and will serve in that capacity for the 2014 fiscal year unless our audit committee deems it advisable to make a substitution. Representatives of EisnerAmper LLP are expected to be present at our 2013 annual meeting. The representatives of EisnerAmper LLP will have the opportunity to make statements and will be available to respond to appropriate questions from shareholders.

Solicitation of Proxies

We are paying the cost of soliciting proxies. Besides the use of the mails, we may solicit proxies by personal interview, telephone or similar means. No director, officer or employee will be specially compensation for these activities. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

Submission of Future Shareholder Proposals

Shareholder proposals to be presented at our 2014 annual meeting of shareholders must be received by us no later than October 6, 2014 and must otherwise comply with applicable SEC requirements to be considered for inclusions in the proxy statement and proxy for the 2014 annual meeting. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2014 annual meeting in accordance with SEC Rule 14a-8 may submit a proposal for consideration at the 2014 annual meeting in accordance with our bylaws. Such shareholders must provide timely notice in writing in accordance with the laws of the State of Florida. To be timely under such laws, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the meeting. Accordingly, for our 2014 annual meeting, proposals must be received at our principal executive offices not earlier than December 5, 2014 and not later than January 4, 2015. However, if the 2014 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the meeting, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2014 annual meeting is mailed to shareholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders.

Shareholder proposals should be addressed to Castle Brands Inc., Attention: Corporate Secretary, 122 East 42nd Street, Suite 4700, New York, New York 10168.

Communications with our Board of Directors

Any shareholder or other interested party wishing to communicate with our board of directors may do so by sending written communications addressed to the Corporate Secretary, Castle Brands Inc., 122 East 42nd Street, Suite 4700, New York, New York 10168 or by email to info@castlebrandsinc.com. Communications emailed to this address are automatically forwarded to all members of the board of directors. Written communications received by the Corporate Secretary are reviewed for appropriateness. Our Corporate Secretary, in accordance with company policy, at his discretion may elect not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the board of directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

Discretionary Voting of Proxies

Under SEC Rule 14a-4, our management may exercise discretionary voting authority under proxies it solicits and obtains for our 2013 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, a reasonable time before we send our proxy materials for the current year.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 5, 2014

This proxy statement and our 2013 annual report are available at http://investor.castlebrandsinc.com/annuals.cfm.

Other Business

We are not aware of any other business to be presented at the meeting. If matters not described herein should properly come before the meeting, the persons named in the accompanying proxy will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Richard J. Lampen,
President and Chief Executive Officer

New York, New York

January 31, 2014

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65877-P45946

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASTLE BRANDS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark E. Andrews, III
02) John F. Beaudette
03) Henry C. Beinstein
04) Harvey P. Eisen
05) Phillip Frost, M.D.
06) Glenn L. Halpryn
07) Richard J. Lampen
08) Micaela Pallini, Ph.D.
09) Steven D. Rubin
10) Dennis Scholl
11) Mark Zeitchick
12) Sergio Zyman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of holding the "say-on-pay" vote in the future.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

c35

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M65878-P45946

CASTLE BRANDS INC.
Solicited By the Board of Directors
For Annual Meeting to Be Held on March 5, 2014

The undersigned shareholder(s) of Castle Brands Inc., a Florida corporation (the "Company"), hereby appoints Richard J. Lampen, John S. Glover and/or Alfred J. Small, or any of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote all of the shares of common stock, par value $0.01 per share, standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on March 5, 2014, and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

c36

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M65879-P45946

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASTLE BRANDS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark E. Andrews, III
02) John F. Beaudette
03) Henry C. Beinstein
04) Harvey P. Eisen
05) Phillip Frost, M.D.
06) Glenn L. Halpryn
07) Richard J. Lampen
08) Micaela Pallini, Ph.D.
09) Steven D. Rubin
10) Dennis Scholl
11) Mark Zeitchick
12) Sergio Zyman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of holding the "say-on-pay" vote in the future.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

c37

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M65880-P45946

CASTLE BRANDS INC.
Solicited By the Board of Directors
For Annual Meeting to Be Held on March 5, 2014

The undersigned shareholder(s) of Castle Brands Inc., a Florida corporation (the "Company"), hereby appoints Richard J. Lampen, John S. Glover and/or Alfred J. Small, or any of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote all of the shares of 10% Series A Convertible Preferred Stock, par value $0.01 per share, standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on March 5, 2014, and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted in accordance with the Board of Directors' recommendations. Each outstanding share of 10% Series A Convertible Preferred Stock entitles the undersigned to cast that number of votes on each proposal equal to the number of the whole shares of the Company's common stock, par value $0.01 per share, into which the undersigned's shares of 10% Series A Convertible Preferred Stock can be converted. As of the record date, January 22, 2014, each share of 10% Series A Convertible Preferred Stock may be converted into 3,290 shares of the Company's common stock.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

c38